UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2023

VADO CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-222593	30-0968244
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

13468 Beach Ave.

Marina Del Rey, CA 90292

(Address of Principal Executive Office) (Zip Code)

(888) 545-0009

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K is being filed by Vado Corp. (the “Company”) to separately disclose under Item 5.06 that as a result of the closing of the share exchange with an operating target company effective February 24, 2023, as previously disclosed in a Current Report on Form 8-K filed by the Company on February 28, 2023 (the “Prior 8-K”), the Company ceased being a shell company, as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934. For the avoidance of doubt, this Current Report on Form 8-K is being filed to satisfy the requirements of the OTC Markets Group applicable to former shell companies and public disclosure of a change in shell status of a quoted issuer. In addition, this Current Report on Form 8-K provides an update under Item 8.01 with respect to statements made in the Prior 8-K and in the Company’s Annual Report on Form 10-K regarding the Company’s intention to prepare and file a registration statement on Form 10.

Item 5.06 Change in Shell Company Status.

As a result of the share exchange disclosed in the Prior 8-K, the Company ceased being a shell company, as that term is defined by Rule 12b-2 under the Securities Exchange Act of 1934. The information set forth or referenced in Item 1.01 of the Prior 8-K is incorporated herein by reference.

Item 8.01 Other Information.

Subsequent to the filing of the Prior 8-K, the Company has determined not to proceed with preparing and filing a registration statement on Form 10 to register its common stock under Section 12(g) of the Securities Exchange Act of 1934, notwithstanding the previous disclosure in the Prior 8-K and in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2022 as filed on February 22, 2023 that the Company intended to file such a Form 10.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VADO CORP.

March 15, 2023	By:	/s/ Ryan Carhart
Ryan Carhart, Chief Financial Officer